Exhibit 10.8

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”), dated April 18, 2014, by and between Renault & Handley Middlefield Road Joint Venture (“Lessor”), as successor to Renault & Handley Employees Investment Co. (the “Original Lessor”), and Mobilelron, Inc., a Delaware corporation (“Lessee”), amends that certain Lease, dated April 14, 2011, by and between Original Lessor and Lessee (“Lease”), for the Premises located at 415 East Middlefield Road, Mountain View, California with reference to the following facts:

RECITALS

A. WHEREAS, the term of the Lease is currently scheduled to expire on June 30, 2014.

B. WHEREAS, Lessor and Lessee desire to amend the Lease to (i) extend the Lease term for a period of twenty-one (21) months, (ii) provide for Base Monthly Rent payable under the Lease for the extended term, and (iii) evidence certain other amendments to the Lease, all as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. RECITALS; DEFINED TERMS: The recitals set forth above are incorporated by reference into this First Amendment as though set forth at length. Capitalized terms used but not defined herein shall have the meanings given them in the Lease.

2. TERM: The Lease is hereby extended for a period of twenty-one (21) months, commencing on July 1, 2014 and terminating on March 31, 2016 (the “Extended Term”). During the Extended Term, all of the terms, covenants and conditions of the Lease shall be applicable except as set forth herein and except that Lessee shall no longer have the option to terminate the Lease and Paragraph 36 of the Lease is hereby deleted in its entirety.

3. RENTAL: Base Monthly Rent for the Extended Term shall be payable to Lessor without defense, deduction or offset at such place or places as may be designated from time to time by Lessor in the following amounts:

Commencing on July 1, 2014, and on the first day of each and every succeeding month to and including June 1, 2015, $63,575.00 shall be due.

Commencing on July 1, 2015, and on the first day of each and every succeeding month to and including March 1, 2016, $65,482.25 shall be due.

4. SECURITY DEPOSIT: Lessor currently holds an existing Security Deposit of $31,787.50 which shall be held by Lessor as security for the full and faithful performance of each and every term, condition, covenant and provision of the Lease, as may be extended, as provided in the Lease.

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5. CONDITION OF PREMISES AND ALTERATIONS: Lessee has accepted possession of the Premises, and Lessor shall have no obligation to alter or improve the Premises, or to pay any costs of any such alterations or improvements, subject to and without in any way altering or limiting Lessor’s continuing repair and maintenance obligations under the Lease. For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

6. OPTION TO EXTEND: Provided that the Lessee is not then in default under the Lease after applicable notice and cure periods, and an Event of Default has not existed more than once during the Extended Term, Lessee shall have one (1) option to extend the term of this Lease for a period of fifteen (15) months commencing April 1, 2016 and terminating June 30, 2017 (the “Option Period”) on all the same terms and conditions of the Lease excepting the Base Monthly Rent which shall be at one hundred percent (100%) of the then-current fair market rental value for the Premises as improved (“FMV”) (the “Option to Extend”). In no event however, shall the Base Monthly Rent for the Option Period be less than that being paid for the month most immediately preceding the Option Period without the consent of the Lessor. In establishing the fair market rental value for the Premises, the parties shall consider only direct leases for comparable R&D space in Mountain View occurring during the year most immediately preceding Lessee’s written notice of exercise of the Option to Extend. Considerations in establishing comparability of recently leased spaces shall include the date of the lease, age and quality of the building and interior improvements, parking ratio, relative proximity to the Premises, the duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for operating expenses, and the tenant improvement allowance, if any, required for an extended term.

Lessee shall exercise its Option to Extend by giving written notice to Lessor not less than six (6) months nor more than nine (9) months prior to the Option Period. Lessor and Lessee shall negotiate FMV within thirty (30) days following Lessee’s written notice as set forth above. In the event Lessor and Lessee cannot agree upon FMV within the thirty-day period set forth above, then each party shall within five (5) days, select a licensed commercial real estate broker who is active in commercial and industrial rentals in Mountain View and the two brokers so appointed (the “Parties’ Brokers”) shall meet within twenty-one (21) days of their appointment to make a determination of FMV, taking into account the considerations set forth above. The determination of the brokers as set forth herein shall be binding upon the parties. If the two Parties’ Brokers so appointed cannot reach agreement within five (5) days of their initial meeting, then the two shall immediately thereafter appoint a third neutral and independent broker with the same qualifications (the “Neutral Broker”) and within twenty-one (21) days of the Neutral Broker’s appointment, all shall meet to make a determination of FMV. If agreement cannot be reached, then each of the Parties’ Brokers shall submit to the Neutral Broker its written opinion of the FMV and the Neutral Broker shall select the one of those two opinions that the Neutral Broker determines is the closet to the true FMV, and such figure shall become the Base Monthly Rent for the Option Period and be binding on both parties. Each party shall pay the fee of their respective Parties’ Broker and both parties shall share the cost of the Neutral Broker if necessary.

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7. FULL FORCE & EFFECT: As of the date hereof, the Lease is in full force and effect. From and after the date hereof, the term “Lease” shall mean the Lease as amended by this First Amendment.

8. ENTIRETY: Except as provided in this First Amendment, the Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Lessor and Lessee.

9. BROKERS: Lessor and Lessee each represent and warrant to the other that it has had no dealings with any broker, finder or other person who has a right to a fee or commission in connection with this First Amendment, except Lessor’s broker, Renault & Handley, Inc., and Lessee’s broker, CRESA. Lessor and Lessee shall indemnify, defend and hold the other harmless against any loss or liability arising from a breach of the foregoing representation and warranty by Lessor or Lessee, as the case may be. Lessor shall pay a 3% commission to CRESA and a 3% commission to Renault & Handley, half upon full execution of this Amendment and half upon the first day of the Extended Term.

10. MISCELLANEOUS: Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this First Amendment shall be resolved in favor of the terms and provisions of this First Amendment. This First Amendment may be executed and delivered in any number of counterparts, including delivery by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. AUTHORITY: Lessor and Lessee each represent and warrant to the other that it has full authority to enter into and perform this First Amendment without the consent or approval of any other person or entity including, without limitation, any mortgagees, partners, ground lessors, or other superior interest holders or interested parties. Each person signing this First Amendment on behalf of Lessor or Lessee represents and warrants that he or she has the full and complete authority, corporate, partnership or otherwise, to bind Lessor or Lessee, as the case may be, to this First Amendment.

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IN WITNESS THEREOF, Lessor and Lessee have executed this First Amendment to Lease as of the date first above written.

Lessee: MobileIron, Inc., a Delaware corporation		Lessor: Renault & Handley Middlefield Road Joint Venture

By:	/s/ Todd Ford	By	Handley Management Corporation, Its Managing
Partner

Name:	Todd Ford

Its:	CFO	By:	/s/ R. Frederick Caspersen

Date:	April 14, 2014	Name:	R. Frederick Caspersen

		Its:	President

		Date:	April 18, 2014

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